CONFIRMATION OF DEBT

We, Daniel Courteau and Alain Lemieux, acting as the sole trustees of the Lemieux Trust, hereby confirmed that the Lemieux Trust is indebted to XL Generation AG of the amount of $470,695.14 as of December 31st, 2004.

The amount has been received directly from XL Generation Canada inc, on behalf of XL Generation AG.

The term and conditions of the reimbursement of this outstanding debt are provided in the Agreement dated January 10th, 2004.

Dated March 15th, 2005.

/s/ Alain Lemieux	/s/ Daniel Courteau
Alain Lemieux	Daniel Courteau